Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
SMART Modular Technologies (WWH), Inc.:
We consent to the incorporation herein by reference of our reports dated November 6, 2009, with respect to the consolidated balance sheets of SMART Modular Technologies (WWH), Inc. and subsidiaries (the Company) as of August 28, 2009 and August 29, 2008, and the related consolidated statements of operations, shareholders’ equity and other comprehensive income (loss), and cash flows for each of the years in the three-year period ended August 28, 2009, the related financial statement schedule II, and the effectiveness of internal control over financial reporting as of August 28, 2009, which reports appear in the 2009 annual report on Form 10-K of SMART Modular Technologies (WWH), Inc.
Our report on the consolidated financial statements refers to the Company’s adoption of the provisions of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109, at the beginning of fiscal year 2008.
/s/ KPMG LLP
Mountain View, California
September 30, 2010